UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2023 (August 9, 2023)

HH&L Acquisition Co.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40006	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 2001-2002, 20/F, York House

The Landmark, 15 Queen’s Road Central

Central, Hong Kong 00000

(Address of principal executive offices, including zip code)

(852) 3752 2870

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	HHLA	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	HHLA WS	The New York Stock Exchange
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	HHLA.U	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 9, 2023, at the Extraordinary General Meeting of HH&L Acquisition Co. (the “Company”) held on May 9, 2023 (the “Extraordinary General Meeting”), holders of 14,784,962 of the Company’s ordinary shares, which represents approximately 89.17% of the ordinary shares outstanding and entitled to vote as of the record date of August 1, 2023, were represented in person or by proxy.

At the Extraordinary General Meeting, the shareholders approved (1) a special resolution to amend Articles 51.7 and 51.8 of the Company’s second amended and restated memorandum and articles of association, as amended by a special resolution of the Company’s shareholders on February 7, 2023 and May 9, 2023 (the “Second MAA”) to extend the date (the “Termination Date”) by which the Company must (i) consummate a business combination, or (ii) cease its operations except for the purpose of winding up if it fails to complete such business combination and redeem or repurchase 100% of the Company’s the issued and outstanding public shares, from August 9, 2023, without the need for any further approval of the Company’s shareholders, by resolutions of the Board of the Company at least three days prior to the applicable Extended Date, up to six times, each by an additional month, for an aggregate of six additional months, until February 9, 2024, without requiring the Company make any deposit into the Trust Account (the “Extension Amendment Proposal”). A copy of the amendment to our Second MAA is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

1.	The Extension Amendment Proposal. The Extension Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
13,824,484	960,478	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 2,025,832 Class A ordinary shares elected to redeem their shares, leaving 4,205,185 Class A ordinary shares remain outstanding. The Company expects that the redemption price will be approximately $10.55 per share. The Company intends to complete the redemption of Class A ordinary shares as soon as possible after the Extraordinary General Meeting.

The proposal to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there were insufficient votes to approve the Extension Amendment Proposal or if the Company determines that additional time is necessary to effectuate the Extension, was not presented at the Extraordinary General Meeting, as the Extension Amendment Proposal received a sufficient number of votes required for approval.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HH&L ACQUISITION CO.

	By:	/s/ Richard Qi Li
	Name:	Richard Qi Li
	Title:	Chief Executive Officer and Director
Date: August 10, 2023